APPENDIX A
           _____________ SHARES OF TRIWEST MANAGEMENT RESOURCES CORP.

                            SHARE PURCHASE AGREEMENT


To:      The Nevada Agency and Trust Company
         Suite 880, 50 West Liberty Street, Reno, Nevada   89501

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the prospectus dated ___________, 2000, and am aware of the risk factors contained in the prospectus. I represent that I have relied solely on the contents of the prospectus in making an investment decision to purchase the shares offered by Triwest Management Resources Corp., and I have not relied on any other statements made by or with regard to the company in connection with its anticipated operations or financial performance.

THE UNDERSIGNED ACKNOWLEDGES THAT CITY NATIONAL BANK IS ACTING SOLELY AS ESCROW HOLDER IN CONNECTION WITH THE OFFERING OF THE SHARES OF TRIWEST MANAGEMENT RESOURCES CORP., AND MAKES NO RECOMMENDATION WITH RESPECT TO THOSE SHARES. CITY NATIONAL BANK HAS MADE NO INVESTIGATION REGARDING THE OFFERING, THE ISSUER OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE OFFERING.


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(Signature)                                 (Date)

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(Signature)                                 (Date)

Enclosed is payment for ________ shares at $________;
Total: $________

Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):  _________________________________________________________

Number of share(s):        ________________
As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:  _______________________________________________________
City, State, Zip: _______________________________________________________
Telephone:        _______________________________________________________
Social Security or Taxpayer ID Number(s):  ______________________________

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by Triwest Management Resources Corp.:


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Jason John, President                                Date _____________________